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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11 OR §240.14a-12
COGENT COMMUNICATIONS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1015 31st Street
Washington, D.C. 20007
(202) 295-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON April 17, 2008

        The Annual Meeting of Stockholders of Cogent Communications Group, Inc., a Delaware corporation (the "Company"), will be held on April 17, 2008, at 9:00 a.m., local time, at the Company's offices at 1015 31st Street, NW, Washington, D.C. 20007, for the following purposes:

  1.
  To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or appointed.

  2.
  To vote on the ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accountant for the Company for the fiscal year ending December 31, 2008.

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed Proxy Statement.

        The Board of Directors has fixed March 4, 2008 as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.

        The Company's Proxy Statement is attached hereto. Financial and other information about the Company is contained in the enclosed 2007 Annual Report to Stockholders for the fiscal year ended December 31, 2007.

        You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors,

Ried Zulager, Secretary

Washington, D.C.
March 11, 2008

COGENT COMMUNICATIONS GROUP, INC.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held at 9:00 a.m., April 17, 2008

The proxy statement and annual report to shareholders (Form 10-K) are available at: http://www.cogentco.com/Reports

The materials available at the website are the proxy statement and annual report to shareholders (Form 10-K).

The annual shareholder meeting will be held at 9:00 a.m. on April 17, 2008 at Cogent's offices at 1015 31st Street, NW, Washington, D.C. 20007. The matters to be covered are noted below:

  1.
  Election of Directors;

  2.
  Ratification of Appointment of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2008;

  3.
  Other matters as may properly come before the meeting.

The Board of Directors of Cogent recommends voting FOR Proposal 1—Election of Directors and Proposal 2—Ratification of Appointment of Ernst & Young LLP as independent registered public accountant for the fiscal year ending December 31, 2008.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

1015 31st Street
Washington, D.C. 20007
(202) 295-4200

PROXY STATEMENT

        The Board of Directors of Cogent Communications Group, Inc. (the "Company"), a Delaware corporation, is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 17, 2008, at 9:00 a.m., local time, at the Company's offices at 1015 31st Street, NW, Washington, D.C. 20007, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders are first being mailed to stockholders on or about March 11, 2008.

VOTING SECURITIES

Voting Rights and Outstanding Shares

        Only stockholders of record on the books of the Company as of 5:00 p.m., March 4, 2008 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting securities of the Company consisted of 46,728,059 shares of common stock, par value $0.001 per share.

        Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in very limited circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Company's Bylaws for approval of proposals presented to stockholders. In general, our Bylaws also provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Proxies

        The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

  •
  delivering written notice of revocation to the Company, Attention: Ried Zulager;

  •
  delivering a duly executed proxy bearing a later date to the Company; or

  •
  attending the Annual Meeting and voting in person.

        Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted "FOR" the election of directors, "FOR" the ratification of the selection by the Audit Committee of Ernst & Young LLP as independent registered public accountants and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Seven directors are to be elected at the Annual Meeting to serve until their respective successors are elected and qualified. Nominees for election to the Board shall be approved by a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

        In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

        Set forth below is certain information concerning the seven directors of the Company nominated to be elected at the Annual Meeting:

        Dave Schaeffer, age 51, founded our Company in August 1999 and is our Chairman of the Board of Directors and Chief Executive Officer. Prior to founding the Company, Mr. Schaeffer was the founder of Pathnet, Inc., a broadband telecommunications provider, where he served as Chief Executive Officer from 1995 until 1997 and as Chairman from 1997 until 1999. Mr. Schaeffer has been a director since 1999.

        Steven D. Brooks, age 56, has served on our Board of Directors since October 2003. Mr. Brooks currently serves as Managing Partner of BCP Capital Management, which he co-founded in 1999. From 1997 until 1999, Mr. Brooks headed the technology industry mergers and acquisition practice at Donaldson, Lufkin & Jenrette. Previously, Mr. Brooks held a variety of positions in the investment banking and private equity fields, including: Head of Global Technology Banking at Union Bank of Switzerland, Managing Partner of Corporate Finance at Robertson Stephens, founder and Managing Partner of West Coast technology investment banking at Alex Brown & Sons, and Principal at Rainwater, Inc., a private equity firm in Fort Worth, Texas.

        Erel N. Margalit, age 47, has served on our Board of Directors since 2000. Mr. Margalit has been Managing Partner of Jerusalem Venture Partners since August 1997. He was a general partner of Jerusalem Pacific Ventures from December 1993 to August 1997. From 1990 to 1993, Mr. Margalit was Director of Business Development of the City of Jerusalem. Mr. Margalit serves on the board of directors (which also serves as the compensation committee in each case) of Sepaton, Inc., Animation Lab Ltd., Cyber-Ark Software, Inc., Double Fusion Inc., Magink Display Technologies Inc., Jerusalem Software Incubator Ltd., Forterra Systems, Inc., and Siano, Inc. Mr. Margalit, in his capacity as director of a company in Israel, is the subject of a proceeding in which the tax authorities have alleged that the company (which is unrelated to us) failed to pay certain taxes. Under Israeli law directors of a company may be liable for such a tax claim. The proceedings are classified as criminal under the laws of Israel.

        Timothy Weingarten, age 32, has served on our Board of Directors since October 2003. Mr. Weingarten is a general partner at Worldview Technology Partners, and from 1996 to 2000 was a member of the telecom equipment research group at Robertson Stephens and Company. Mr. Weingarten is also a member of the board of directors of Force10 Networks, Visage Mobile, Zoove, Inc., and Ooma, Inc.

        Richard T. Liebhaber, age 72, has served on our Board of Directors since March 2006. Mr. Liebhaber was with IBM from 1954 to 1985, where he held a variety of positions. Subsequently, he served as executive vice president and member of the management committee at MCI Communications, and from 1992 to 1995, served on the board of directors of MCI. From 1995 to 2001,

Mr. Liebhaber served as managing director at Veronis, Suhler & Associates, a New York media merchant banking firm. He also serves on the board of directors of Avici Systems, Inc. (Nasdaq: AVCI) where he chairs the board and the audit committee and serves on the compensation committee, ILOG Inc. (Nasdaq: ILOG) where he serves on the governance committee and chairs the compensation committee, and JDS Uniphase (NASDAQ: JDSU), where he serves on the development and governance committees.

        D. Blake Bath, age 45, has served on our Board of Directors since November 2006. He is the CEO of Bay Bridge Capital Management, LLC, an investment firm in Bethesda, MD. From 1996 until 2006, Mr. Bath was Managing Director at Lehman Brothers and, as a senior equity research analyst for Lehman Brothers, was Lehman's lead analyst covering Wireline and Wireless Telecommunications Services. Prior to joining Lehman Brothers he was the primary telecommunications analyst at Sanford C. Bernstein from 1992 to 1996. From 1989 to 1992 he was an analyst in the Strategic Planning and Corporate Finance organizations at MCI Communications.

        Lewis H. Ferguson, III, age 63, joined our Board of Directors on March 23, 2007. He is a partner at the law firm of Gibson Dunn & Crutcher LLP in Washington, DC. From 2004 to February 2007 he was general counsel of the Public Company Accounting Oversight Board. He was the first general counsel of PCAOB, a not-for-profit corporation chartered by the U.S. Congress as part of the Sarbanes-Oxley Act of 2002 to oversee auditors of U.S. public companies. From 1998 to 2003 he was a partner at the law firm Williams & Connolly LLP specializing in corporate and business law matters. From 1994 to 1997 he was Senior Vice President and General Counsel and served on the board of Wright Medical Technology, Inc. He is a member of the board of directors of T.E.I. Biosciences, Inc., and Impulse Monitoring.

        All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. Unless marked otherwise, proxies received will be voted "FOR" the election of each of the nominees named above.

Recommendation of the Board of Directors:

        The Board recommends a vote "FOR" the election of all nominees named above.

PROPOSAL NO. 2
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accountants

        The Audit Committee of the Board has appointed Ernst & Young LLP as the Company's independent registered public accountant for the fiscal year ending December 31, 2008. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal years 2006 and 2007 are described under "Relationship with Independent Registered Public Accountants—Fees and Services of Ernst & Young LLP," below.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

        Representatives of Ernst & Young LLP will be available by phone at the annual meeting to respond to appropriate questions.

        The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

        The Board recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal year 2008. Unless marked otherwise, proxies received will be voted "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal year 2008.

        In the event stockholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee and the Board. The Company believes that neither the Audit Committee nor the Board is obliged to make any such reconsideration under Delaware law, the rules of the stock exchange on which it is listed, or the rules promulgated by the Securities and Exchange Commission that frame certain specific obligations of the members of all public company audit committees with respect to the selection of independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board of Directors:

        The Board recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2008.

THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors met seven (7) times during 2007 and acted by unanimous written consent five (5) times. Each director, during his term as director, attended at least 80% of the aggregate number of meetings of the Board. Each director, during his term as director, attended 100% of the aggregate number of meetings of the committees of the Board of which he was a member. During 2007, the Board had a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

  Nominating and Corporate Governance Committee

        We established our Nominating and Corporate Governance Committee in April 2005. The members of this committee are Messrs. Brooks and Ferguson who are both independent members of our Board. Edward Glassmeyer served on this committee through April 2007 but did not stand for reelection at last year's annual meeting. Our Board has adopted a charter governing the activities of the Nominating and Corporate Governance Committee. The charter of the Nominating and Corporate Governance Committee may be found on the Company's website at www.cogentco.com. Pursuant to its charter, the Nominating and Corporate Governance Committee's tasks include identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the size and composition of the Board, conducting succession planning regarding the Chief Executive Officer and other senior officer positions of the Company and leading the Board in its annual review of Board performance. The committee also develops and recommends to the Board corporate governance principles applicable to the Company.

        Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the committee's understood needs of the Board at that time. In addition, the committee considers whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. Accordingly, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

        The Nominating and Corporate Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Company in the past.

        The Nominating and Corporate Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not to date adopted a formal process because it believes that the informal consideration process has been adequate. The committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for committee consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the corporate Secretary, at least three months before the next annual meeting to ensure meaningful consideration by the committee. See also "Notice of Stockholder Business and Nominations" for Bylaw requirements for nominations.

        The functions of the Nominating and Corporate Governance Committee were undertaken in conjunction with full board meetings during 2007. These functions took place during scheduled in-person board meetings when prospective new board members met with the existing board and discussed the Company. As a result of these activities Mr. Ferguson was subsequently invited to join the Company's board of directors.

  Stockholder Communication with Board Members

        Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications that are received by the Secretary for the Board's attention, or summaries thereof, are then forwarded to the Board has served the Board's and the stockholders' needs. In view of Securities and Exchange Commission, or SEC, disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company's corporate website at www.cogentco.com, any communications to the Board should be sent to it in care of the Secretary.

  Code of Conduct

        The Company's Code of Conduct may be found on the Company's website under the "Investor Relations" link at www.cogentco.com.

  Board Member Attendance at Annual Meetings

        The Company encourages all of its directors to attend the Annual Meeting of Stockholders. The Company generally holds a board meeting coincident with the Annual Meeting to minimize director travel obligations and facilitate their attendance at the Annual Meeting.

  Director Independence

        Nasdaq Marketplace Rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board's inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable Nasdaq Marketplace Rules, the Board has determined that all of the directors standing for reelection are independent other than Mr. Schaeffer.

  Audit Committee

        The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), consists of Messrs. Liebhaber (Chairman), Ferguson, and Bath, each of whom is independent as the term "independence" is defined in the applicable listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. The Board has determined that each of Messrs. Liebhaber, Ferguson and Bath qualifies as a financial expert, as that term is defined in the Exchange Act. (Jean-Jacques Bertrand served on this committee through April 2007 but did not stand for reelection at last year's annual meeting. The board determined that he was independent.) The responsibilities of this committee include:

  •
  the appointment, compensation, retention and oversight of our independent registered public accountants;

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  reviewing with the independent registered public accountants the plans and results of the audit engagement;

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  pre-approving professional services provided by the independent registered public accountants;

  •
  reviewing our critical accounting policies, our Annual and Quarterly reports on Forms 10-K and 10-Q, and our earnings releases;

  •
  reviewing the independence of the independent registered public accountants; and

  •
  reviewing the adequacy of our internal accounting controls and overseeing our ethics program.

        The Audit Committee met five (5) times during 2007 and did not act by unanimous written consent. The charter of the Audit Committee may be found as Appendix A to the Company's proxy statement filed on April 28, 2006 for the Annual Meeting held on June 7, 2006, a copy of which is available at www.sec.gov under the Company's filings with the SEC or at www.cogentco.com under the tab Investor Relations, under the tab Corporate Governance.

Audit Committee Report

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2007.

        We have discussed with the independent registered public accountants, Ernst & Young LLP, the matters required to be discussed with us by the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the Nasdaq Stock Market and the Public Company Accounting Oversight Board, including those required by the Statement on Auditing Standards No. 61.

        We have received and reviewed the letter from Ernst & Young LLP required by the Independence Standards Board, and have discussed with Ernst & Young LLP their independence, including the written disclosures and letter required by Independence Standard No. 1 of the Independence Standards Board.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:
Richard Liebhaber Lewis Ferguson D. Blake Bath

  Compensation Committee

        The Compensation Committee consists of Messrs. Bath, Margalit and Weingarten each of whom is independent as the term "independence" is defined in the applicable listing standards of Nasdaq. Mr. Bath is chairman of the committee. This committee is responsible for determining compensation for our executive officers and other employees, and administering the compensation programs. In 2007 the functions of the Compensation Committee were undertaken by the full Board during closed executive session meetings held in conjunction with regularly scheduled in-person meetings of the Board. Salary and equity compensation awards for all of the executive officers and key employees of the Company listed in this proxy statement were considered during these meetings and Mr. Schaeffer was absent from any discussions concerning his compensation. Edward Glassmeyer served on this committee through April 2007 but did not stand for reelection at last year's annual meeting.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        Set forth below is certain information concerning the executive officers of the Company. Biographical information on Mr. Schaeffer is included under "Proposal—Election of Directors."

EXECUTIVE OFFICERS

        R. Reed Harrison III, age 59, joined us in July of 2004 and serves as President and Chief Operating Officer. Prior to joining us, Mr. Harrison served as Senior Vice President—Worldwide Network Engineering and Operations for AT&T, where he held a variety of senior management positions beginning in 1996. During the twelve years prior to that time, Mr. Harrison served in senior management positions at AT&T Network Systems and Bell Laboratories including President of the GTE Global Business Unit.

        Thaddeus G. Weed, age 47, joined us in February 2000 and served as Vice President and Controller until May 2004 when he became our Chief Financial Officer and Treasurer. From 1997 to 1999, Mr. Weed served as Senior Vice President of Finance and Treasurer at Transaction Network Services, Inc. where

Mr. Weed undertook a broad range of financial management responsibilities. From 1987 to 1997, Mr. Weed was employed at Arthur Andersen LLP where he served as Senior Audit Manager.

        Robert N. Beury, Jr., age 54, joined us in September 2000 and serves as Chief Legal Officer (Vice President and General Counsel) and Assistant Secretary. Prior to joining us, Mr. Beury served as Deputy General Counsel of Iridium LLC, a mobile satellite service provider, from 1994 to 2000. From 1987 to 1994 Mr. Beury was General Counsel of Virginia's Center for Innovative Technology, a non-profit corporation set up to develop the high tech industry in Virginia.

        R. Brad Kummer, age 59, joined us in February 2000 and serves as Vice President of Optical Transport Engineering and Chief Technology Officer. Mr. Kummer spent the 25 years prior to joining us at Lucent Technologies (formerly Bell Laboratories), where he served in a variety of research and development and business development roles relating to optical fibers and systems. In his most recent work at Lucent, he was responsible for optical fiber systems engineering for long haul and metropolitan dense wavelength division multiplexing systems.

        Timothy G. O'Neill, age 52, joined us in January 2001 and serves as the Vice President of Field Engineering, Construction and Network Operations. He is responsible for network operation, construction and maintenance. From 1999 to 2001, Mr. O'Neill was employed at @Link Networks, Inc. where he served as Chief Network Officer. While at @Link Networks, Inc., Mr. O'Neill was responsible for engineering, implementing and operating a network for internet access and layer 2 services.

        Mark A. Schleifer, age 39, joined us in October 2000 and serves as Vice President of IP Engineering. From 1994 to 2000, Mr. Schleifer served as Senior Director, Network Engineering at DIGEX/Intermedia, Incorporated, a provider of high-end managed Web and application hosting services. At DIGEX/Intermedia, Mr. Schleifer managed the Network Engineering group, Capacity Planning group, and Research and Development group. He was responsible for all technical aspects of initiating customer service, network troubleshooting, field installations, and new equipment testing for the leased line business. Mr. Schleifer also coordinated peering and backbone circuit deployment to maintain network throughput and availability.

        Jeffrey Karnes, age 36, joined us in May of 2004 and serves as Vice President of Global Sales and Chief Revenue Officer. Prior to joining us, Mr. Karnes served as Vice President of Regional Sales at the UUNet division of MCI Communications, where he had served in a number of positions in the sales organization after joining UUNet in 1995.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee of the board of directors is responsible for determining compensation changes for senior officers and employees in general. The Chief Executive Officer participates in the decision making by making recommendations to the committee. After informal discussion and amendment among the committee members and the CEO, recommendations for compensation changes are voted upon by the committee and the board of directors. The compensation changes take the form of specific amounts for the CEO and other executive officers and general guidelines for use by the CEO in determining compensation for other employees. Compensation changes are developed based upon the understanding of the CEO and the committee of the compensation of officers and employees in similar companies and the performance of the individual officers. Neither the CEO nor the committee has retained any third party consultants or engaged in any formal comparison of compensation at the Company to compensation at other companies.

        The compensation philosophy of the CEO and the committee has been to pay reasonable salaries in light of the perceived market for the skills of each individual hired, to avoid offering any perquisites (such as automobiles, club dues, etc.), to pay cash bonuses based on performance as measured by cash flow, EBITDA, and revenue, and to give every employee an opportunity to benefit from share price increases through grants of options and restricted stock. (EBITDA is the acronym for earnings before interest, taxes, depreciation, and amortization. and is calculated by us in the manner reflected in our Form S-1 (File No. 333-122821) filed February 14, 2005, as amended.) The Company believes that this philosophy has been successful in recruiting and retaining its management team as evidenced by the Company's success and the low turnover of the management team.

        The compensation of the Chief Executive Officer was originally determined in negotiations with the venture capitalists that initially invested in the Company in February 2000. At the same time he entered into an employment agreement that governs various aspects of his employment. His employment agreement is described below. The compensation of subsequently hired executive officers was determined in negotiations between the Chief Executive Officer and such executive officers and in consultation with the Board of Directors and the Compensation Committee and is governed by the terms of employment agreements. Subsequent adjustments to the compensation of executive officers have been made based upon the recommendation of the Chief Executive Officer after consultation with the Compensation Committee. Any change to any aspect of the compensation of the CEO is approved by the Board, excluding the CEO, upon recommendation from the Compensation Committee.

        The Company's current executive compensation program is composed primarily of salary paid in cash, bonuses paid in cash, stock options and restricted stock. All Company executive officers also participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans. Changes in all elements of compensation for all executive officers, including the CEO, have generally arisen from informal discussions among the CEO and the directors followed by formal recommendations by the CEO to the Compensation Committee and the Board of Directors.

  Salary

        The Compensation Committee periodically reviews the compensation of the Company's Chief Executive Officer and each executive officer and, based on recommendations from the CEO, determines the compensation for each executive. In recent years the Company has given raises to all employees to partially compensate for general inflation. Specific executive officers have been given additional raises based on the officer's increased responsibilities as the Company has grown. The CEO and the committee members have determined the amount of these raises based on their experience as managers and directors without reference to studies or consultants.

  Bonus

        The Company's executive officers and employees have received cash bonuses based on the performance measured by revenue, cash flow, and EBITDA. The Compensation Committee and the Board have made specific awards to the CEO, specified the maximum awards for other executive officers, and determined the of bonus pools for awards to non-executive employees. Subject to these limitations the Board has authorized the CEO to make bonus grants to executive officers and employees (other than the CEO). The CEO has also authorized specific cash bonuses to certain employees and officers for performance based on a qualitative assessment of performance. In all cases the Compensation Committee and the Board have reviewed and approved any bonus for the CEO. The cash bonuses paid in 2007 were much lower than those paid in 2006 because in 2006 the Company met a long term goal—positive cash flow—that had been established as a target.

  Options and Restricted Stock

        The Company has made awards of options and restricted stock to employees to align their interests with the Company's outside stockholders. Every employee has received options. Awards are not timed to material company events. New employees receive grants on the first day of the month following the month in which they are hired. The strike price of the option awarded to a new employee is the closing price of Company's common stock on the grant date. Subsequent awards are based on performance and tenure.

        Vesting of options and restricted stock is based on continued employment with acceleration of vesting upon a change of control or, for some awards, if the executive is discharged other than for cause or resigns for good cause. Awards to senior officers are determined by the Compensation Committee and/or the full Board of Directors as appropriate, taking into account such factors as the nature of the participant's responsibilities and the business priorities of the Company. Awards to employees other than senior officers are made by the CEO pursuant to general guidelines established by the Compensation Committee and the Board. The restricted stock granted in 2007 to our executive officers fully vests upon a change of control, even if the officer is not discharged. A change of control is defined as a transaction after which the current stockholders of the Company have less than 50% of the stock of the surviving entity, e.g. a merger, sale of substantially all of the assets of the Company, or similar transaction. Permitting the officers to become fully vested upon a change of control and allowing this to occur without the executive being discharged provides, in the view of the board of directors, an incentive for the executives to pursue a transaction that could be beneficial for the stockholders even though the charge of control would create uncertainty with respect to the future of each officer. Grants of restricted stock and options have generally been made once a year by the Board of Directors.

  Tax Deductibility of Compensation

        Section 162(m) of the Code limits the Company's federal income tax deduction for certain executive compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. The $1,000,000 deduction limit does not apply, however, to "performance—based compensation" as that term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated there under. Our award plan is structured so that awards granted under that plan may, subject to certain conditions, qualify as performance based compensation under Section 162(m) of the Code. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of a named executive officer exceeds $1,000,000, it may not be fully deductible for federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

        The following table sets forth the cash and non-cash compensation paid or incurred on our behalf to our Chief Executive Officer, our principal financial officer, and each of our three other most highly compensated executive officers, or our named executive officers, whose annual compensation equaled or exceeded $100,000 for the year two years ended December 31, 2007.

Summary Compensation Table

Name	Principal Position	Year	Salary	Bonus	Stock Awards (a)	Option Awards (a)	TOTAL
Dave Schaeffer	CEO	2006	$300,000	$20,833	$6,428,804	$1,571,104	$8,320,741
		2007	$306,000	$—	$5,147,448	$—	$5,453,448
Thaddeus Weed	CFO and Treasurer	2006	$213,000	$54,817	$112,468	$36,892	$417,177
		2007	$217,260	$2,130	$340,863	$167,194	$727,447
R. Reed Harrison III	President and COO	2006	$300,000	$20,917	$10,322	$454,363	$785,602
		2007	$306,000	$3,000	$211,020	$454,363	$974,383
Jeffrey Karnes (b)	Chief Revenue Officer	2006	$225,000	$54,474	$37,886	$11,639	$328,999
		2007	$229,500	$58,915	$317,895	$11,639	$617,949
Robert Beury	Chief Legal Officer	2006	$225,000	$25,667	$123,841	$36,892	$411,400
		2007	$229,500	$2,250	$317,895	$36,892	$586,537

(a)
Represents the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123(R), disregarding the estimated impact of forfeitures. Refer to "Equity Based Compensation" in Note 1 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended 2007 for the relevant assumptions used to determine the amounts shown.

(b)
Mr. Karnes' bonus amounts include commission compensation.

        On January 16, 2008, Thaddeus Weed, R. Reed Harrison III, Jeffrey Karnes, and Robert Beury each received a cash bonus of $6,000. This amount is not included in the table above as it was not earned or received in 2007.

Option Grants and Stock Awards in Fiscal 2007

        The following table shows information regarding individual option grants and stock awards to our named executive officers during the fiscal year ended December 31, 2007:

Grants of Plan Based Awards

Name	Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All other option awards: number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(d)
Dave Schaeffer	CEO	30-Apr-07	500,000			$12,730,000	(a)
Thaddeus Weed	CFO and Treasurer	30-Apr-07	20,000			$509,200	(a)
		30-Apr-07		50,000	$25.46	$709,275	(b)
		30-Apr-07	20,000			$509,200	(b)
R. Reed Harrison III	President and COO	30-Apr-07	20,000			$509,200	(a)
Jeffrey Karnes	Chief Revenue Officer	30-Apr-07	20,000			$509,200	(a)
		21-Jun-07	30,000			$855,000	(c)
Robert Beury	Chief Legal Officer	30-Apr-07	20,000			$509,200	(a)
		21-Jun-07	30,000			$855,000	(c)

(a)
Unvested until April 30, 2009, at which time the award vests in full.

(b)
Vests 25% on February 8, 2008 and an additional 2.0833% of the award vests each month thereafter until fully vested in February, 2011.

(c)
Vests 25% on June 20, 2008 and an additional 6.25% of the award vests every three months thereafter until fully vested in June, 2011.

(d)
Calculated using the market price of the stock on the grant date ($25.46 on April 30, 2007 and $28.50 on June 21, 2007) for stock awards. For options the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123(R), disregarding the estimated impact of forfeitures is used. Refer to "Equity Based Compensation" in Note 1 of our consolidated financial statements included in our Annual Report on Form 10 K for the fiscal year ended 2007 for the relevant assumptions used to determine the amounts shown.

        On January 1, 2008 certain of the executive officers received grants of restricted stock. These are not included in the table above (as they did not occur in 2007). The grants were: Dave Schaeffer—360,000 shares that vest at a rate of 10,000 shares per month beginning on January 1, 2009; grant date value $8,535,600. Thaddeus Weed, Jeffrey Karnes, and Robert Beury—20,000 shares that vest 25% on January 1, 2009 and 6.25% per quarter thereafter; grant date value $474,200. The value of the grant was calculated using the closing price of our common stock of $23.71 on December 31, 2007 (the last trading day prior to the grant date).

Outstanding Equity Awards at Fiscal Year End

        The following table shows the information regarding the options and stock held by our named executive officers on December 31, 2007.

			Option Awards				Stock Awards
Name	Principal Position	Notes	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested	Market Value of Shares or Units of Stock That Have Not Yet Vested (j)
Dave Schaeffer	CEO	(a)	576,930	—	$0.00	9/8/2014	120,000	$2,845,200
		(h)	—	—	—	—	500,000	$11,855,000
Thaddeus Weed	CFO and Treasurer	(b)	4	1,681	$0.00	9/8/2014	20,000	$474,200
		(c)(h)	—	4,375	$4.88	10/26/2015	20,000	$474,200
		(g)	—	50,000	$25.46	4/30/2017	20,000	$474,200
R. Reed Harrison III	President and COO	(d)	95,851	47,268	$6.00	7/1/2014	10,000	$237,100
		(h)					20,000	$474,200
Jeffrey Karnes	Chief Revenue Officer	(e)	5,625	4,375	$4.88	10/26/2015	2,404	$56,999
		(f)	—	—	—	—	10,000	$237,100
		(h)	—	—	—	—	20,000	$474,200
		(i)	—	—	—	—	30,000	$711,300
Robert Beury	Chief Legal Officer	(b)	449	1,681	$0.00	9/8/2014	10,000	$237,100
		(c)(h)	5,625	4,375	$4.88	10/26/2015	20,000	$474,200
		(i)	—	—	—	—	30,000	$711,300

(a)
shares equally vest over 24 months beginning on January 1, 2007; options vested 100% in November 2006

(b)
options vested 25% after one year and in equal monthly installments for 36 months thereafter; shares vest after 36 months in October 2009

(c)
options vested 6.25% on grant date and quarterly over 4 years thereafter

(d)
options vest in 48 equal monthly installments; shares vest after 36 months in October 2009

(e)
options vested 25% after one year and in equal monthly installments for 36 months thereafter; shares vest in 48 equal monthly installments

(f)
shares vest after 36 months in October 2009

(g)
options and shares vest 25% on February 8, 2008, then in equal monthly installments until June 2011

(h)
shares vest 100% on April 30, 2009

(i)
shares vest 25% on June 20, 2008 then every three months for 36 months thereafter

(j)
valued using market price of our common stock on December 31, 2007—$23.71

Option Exercises and Stock Vested Value

        The following table shows information regarding option exercises by our named executive officers during the fiscal year ended December 31, 2007, and the value of stock awards at the time of vesting for stock awards that vested during the year.

		Option Awards		Stock Awards
Name	Principal Position	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)
Dave Schaeffer	CEO	—	—	120,000	$2,925,600
Thaddeus Weed	CFO and Treasurer	5,860	$134,772	—	—
R. Reed Harrison III	President and COO	143,000	$2,971,630	—	—
Jeffrey Karnes	Chief Revenue Officer	—	—	4,808	$117,213
Robert Beury	Chief Legal Officer	7,300	$172,076	—	—

(a)
Valued using the market price of our common stock on the date the stock vested multiplied by the number of shares that vested.

Employment Agreements and Other Potential Post-Employment Payments

        Each of Messrs. Schaeffer, Weed, Beury, Karnes, and Harrison entered into an employment agreement with us. Among other things these agreements and the terms of the grants of options and restricted stock provide for certain benefits upon change of control, termination of employment without cause and resignation for good reason. The agreements are as follows:

        Dave Schaeffer Employment Agreement.    Dave Schaeffer has an employment agreement that provides for his services as Chief Executive Officer. He also receives all of our standard employee benefits and a life insurance policy with a death benefit of $2.0 million. If he is discharged without cause or resigns for "good reason", 100% of his unvested restricted stock will vest and he is entitled to a lump sum amount equal to his annual salary at the time and continuation of his benefits for one year. If he is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to additional payment to reimburse him for all taxes, up to a maximum additional payment of 20% of the amount subject to tax. In the event of a change of control or if he is discharged without cause or resigns for "good reason", 100% of his then unvested restricted stock and options will vest immediately. The value on December 31, 2007 of the unvested restricted stock and options that could have vested pursuant to these provisions was $14,700,200. Had his employment been terminated without cause or had he resigned for "good reason" he would have received a payment of $306,000 (equal to one year's salary). If the entire amount of the these payments was subject to Section 4999 of the Internal Revenue Code he could receive up to an additional $3,001,240. "Good reason" for resignation includes removal from his position as CEO or failure to elect him as chairman of the board of directors.

        Thaddeus Weed Employment Agreement.    Thaddeus Weed has an employment agreement under which he serves as Chief Financial Officer. In the event that his employment with us is terminated without cause or he resigns for good reason, the agreement entitles him to twelve months of salary and continuation of benefits for twelve months. Had this occurred on December 31, 2007 he would have received $217,260 (12 months salary). He is also entitled to accelerated vesting of his options and restricted stock. The value on December 31, 2007 of the unvested stock and options for which vesting would accelerate was $916,664. In the event of a change of control the vesting of certain of his options accelerates so that he will be 100% vested in not less than 12 months following the change of control and he becomes fully vested in his restricted stock and other options. If this had occurred on December 31, 2007 the value of the restricted stock and options that would have vested was $1,458,024. In the event of a change of control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock and options will vest immediately. The value on December 31, 2007 of the unvested stock and options that would have vested was $1,544,838 (which includes the

$1,458,024 described in the previous sentence) In addition, he would receive as a lump sum an amount equal to 12 months of salary ($217,260).

        R. Reed Harrison III Employment Agreement.    Reed Harrison's employment agreement entitles him to six months of salary and six months of benefits in the event that his employment with us is terminated without cause or he resigns for good reason. Had this occurred on December 31, 2007 he would have received $150,300 (6 months salary). If this occurred in conjunction with a change of control the payment would be a lump sum. He is also entitled to an additional 3 months vesting of options and accelerated vesting of restricted stock. The value on December 31, 2007 of the unvested stock and options for which vesting would accelerate was $676,997. In the event of a change of control his restricted stock will fully vest. If this had occurred on December 31, 2007 the value of the restricted stock that would have vested was $711,300. In the event of a change of control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock and options will vest immediately. The value on December 31, 2007 of the unvested stock and options that would have vested was $1,548,416 (which includes the $711,300 described in the previous sentence). In addition, he would receive as a lump sum an amount equal to six months salary ($150,300).

        Robert N. Beury, Jr. Employment Agreement.    Robert Beury's employment agreement entitles him to 12 months of salary and 12 months of benefits in the event that his employment with us is terminated without cause or he resigns for good reason. Had this occurred on December 31, 2007 he would have received $229,500 (twelve months salary). If this occurred in conjunction with a change of control the payment would be a lump sum. He is also entitled to accelerated vesting of certain options and restricted stock. The value on December 31, 2007 of the unvested stock and options for which vesting would accelerate was $345,253. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested. The vesting of his options accelerates so that he will be fully vested in 12 months. Had a change of control occurred on December 31, 2007 the value of the restricted stock and options that would have vested was $1,458,024. In the event of a change of control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock and options will vest immediately. The value on December 31, 2007 of the unvested stock and options that would have vested was $1,544,838 (which includes the $1,458,024 described previously). In addition, he would receive as a lump sum an amount equal to twelve months salary ($229,500).

        Jeffrey Karnes Employment Agreement.    Jeffrey Karnes's employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he will receive three months salary and continuation of benefits for six months. Had this occurred on December 31, 2007 he would have received $57,375 (three months salary). He would also continue vesting for three months in his restricted stock and options. The value on December 31, 2007 of the unvested stock and options for which vesting would accelerate was $327,795. In the event of a change of control the vesting of certain of his options and restricted stock accelerates. In addition certain of his shares of restricted stock will vest fully. Had a change of control occurred on December 31, 2007 the value of the restricted stock and options that would have vested was $1,515,023. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock and options will vest immediately. The value on December 31, 2007 of the unvested stock and options that would have vested was $1,561,980 (which includes the $1,515,023 described in the previous sentence). In addition, he would receive as a lump sum an amount equal to three months salary ($57,375).

Director Compensation

Director Compensation

        Based on board action approved on October 26, 2005 our non-management Board members were compensated in 2007 as follows for their services:

  •
  $1,000 cash per in-person board meeting for each non-management director, and

  •
  7,500 shares of (fully vested) common stock per year to each non-management director, adjusted for partial year service.

        The following table shows the amounts earned or paid in 2007.

Name	Fees Earned or Paid in Cash	Stock Awards (a)	Total
Edward Glassmeyer	—	$133,575	$133,575
Steven Brooks	$1,000	$133,575	$134,575
Kenneth Petereson	—	$133,575	$133,575
Jean-Jaques Bertrand	$1,000	$133,575	$134,575
Erel Margalit	$1,000	$133,575	$134,575
Timothy Weingarten	$4,000	$133,575	$137,575
Richard Liebhaber	$3,000	$100,181	$103,181
D. Blake Bath	$4,000	$11,131	$15,131
Lewis H. Ferguson, III	$3,000	—	$3,000

(a)
Valued using the closing market price of our stock on the grant date—$17.81 on January 8, 2007.

        The compensation of David Schaeffer, who is a director and our Chief Executive Officer is disclosed in the Summary Compensation Table, above, and is therefore not shown in the Director Compensation table. Mr. Ferguson was elected to the Board in March 2007 and did not receive a stock award in 2007. Each director, other than Mr. Schaeffer and Mr. Ferguson, received on January 8, 2007 an award of common stock. The directors each received 7,500 (fully vested) shares except for Messrs. Liebhaber and Bath, who received 5,625 and 625 shares, respectively.

        On January 1, 2008 each of our directors received an award of our common stock. Messrs. Margalit, Weingarten, Brooks, Liebhaber, and Bath each received 7500 shares valued at $177,825 based on the closing price of our common stock on December 31, 2007. Mr. Ferguson received an award of 5712 shares valued at $135,432. Our former directors Edward Glassmeyer, Jean-Jacques Bertrand, and Kenneth Peterson each received 2466 shares valued at $58,469. These amounts are not included in the table above as they were not earned or paid in 2007.

Equity Plan Information

        2004 Incentive Award Plan.    In 2004, we adopted our 2004 Incentive Award Plan. The 2004 Award Plan is intended to enhance and supplement the 2003 Award Plan (under which awards are no longer made) by broadening the types of awards that may be granted to employees and consultants and by providing for grants to directors. In addition to awards of restricted shares of common stock, the 2004 Award Plan provides us with the ability to award other equity-based incentive compensation, such as options to purchase shares of our common stock, stock appreciation rights, dividend equivalent rights, performance awards, restricted stock units, deferred stock and stock payments to employees, consultants and directors.

        The principal purpose for the adoption of the 2004 Award Plan was to promote the success of our business and enhance our value by linking the personal interests of employees, consultants and directors to our success and by providing these individuals with an incentive for outstanding performance. We believe that the 2004 Plan also gives us the flexibility to offer a variety of types of compensation and to remain competitive in recruiting and retaining qualified key personnel.

        As of January 31, 2008 a total of 2,343,779 shares were subject to outstanding stock options and restricted stock held by approximately 461 participants under the award plans. On January 31, 2008, the closing price of our common stock on the NASDAQ was $20.47 per share.

        We currently make all awards under our 2004 Award Plan, which has been approved by our stockholders. The following table provides information as of January 31, 2008 about outstanding options and shares reserved for future issuance under the award plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,952,076	$5.64	306,304
Equity compensation plans not approved by security holders	—	—	—

Total	2,952,076	$5.64	306,304

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for determining compensation for the Company's executive officers and other employees, and administering the 2003 Incentive Award Plan, the 2004 Incentive Award Plan, the Company's management bonus plan and other compensation programs. In 2007 Messrs. Glassmeyer, Margalit, Weingarten and Bath served on the Compensation Committee. Mr. Glassmeyer served on this committee through April 2007 but did not stand for reelection at last year's annual meeting. Mr. Bath joined the committee and became its chairman on June 20, 2007. The committee reviewed and discussed the Compensation, Discussion and Analysis with management and based on that review and discussion, recommended its inclusion in this proxy statement.

Compensation Committee:
D. Blake Bath Erel Margalit Timothy Weingarten

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2007:

  •
  Messrs. Margalit, Glassmeyer, Weingarten and Bath served on the Compensation Committee;

  •
  None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000;

  •
  None of the Company's executive officers served on the Compensation Committee (or another board committee with similar functions) of any entity where one of that entity's executive officers served on the Company's Compensation Committee;

  •
  None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

  •
  None of the Company's executive officers served on the Compensation Committee (or another board committee with similar functions) of another entity where one of that entity's executive officers served as a director on the Company's Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table provides summary information regarding beneficial ownership of our outstanding capital stock as of January 31, 2008, for:

  •
  each person or group who beneficially owns more than 5% of our capital stock on a fully diluted basis;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  each of our directors and nominees to become a director; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. Shares of common stock subject to options currently exercisable or exercisable within the period 60 days after January 31, 2008, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person.

        Unless otherwise noted, the address for each director and executive officer is c/o Cogent Communications Group, Inc., 1015 31st Street, Washington, D.C. 20007. The shares of stock to which this table applies are shares of common stock. The Company has no other class of stock.

Name of Beneficial Owner	Amount Owned	Percent of Class
FMR LLC and affiliated entities (Fidelity Investments) (1)	7,013,217	14.6%
82 Devonshire Street, Boston, MA 02109
Morgan Stanley and affiliated entities (2)	4,639,482	9.7%
1585 Broadway, New York, NY 10036
T. Rowe Price and affiliated entities (3)	4,011,549	8.4%
100 East Pratt Street, Baltimore, Maryland 21202
Columbia Wanger Asset Management, L.P. and affiliated entities (4)	3,754,500	7.8%
227 W. Moore Street, Suite 3000, Chicago, IL 60606
Shumway Capital Partners LLC and affiliated entities (5).	3,191,713	6.7%
Fawcett Place, Greenwich, CT 06830
PBK Holdings, Inc. and affiliated entities (6)	2,576,000	5.4%
283 Greenwich Avenue, Greenwich, CT 06830
Tremblant Capital Group (7).	2,475,067	5.2%
767 Fifth Avenue, New York, NY 10153
Directors and Officers:
Dave Schaeffer (8)	1,702,340	3.6%
Erel Margalit	7,500	*
Timothy Weingarten	7,500	*
Steven Brooks (9)	1,235,275	2.6%
Richard Liebhaber	14,210	*
Blake Bath	8,125	*
Lewis Ferguson	5,712	*
R. Reed Harrison (10)	131,109	*
Thaddeus Weed (10)	39,518	*
Robert Beury (10)	27,183	*
Jeffrey Karnes (10)	27,452	*
Directors and executive officers as a group (14 persons) (11)	3,292,888	6.9%

*
Denotes less than 1% ownership.

(1)
Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,013,217 shares of the Common Stock outstanding of Cogent Communications Group Inc ("the Company") as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of shares of Common Stock of Cogent Communications Group Inc owned by the investment companies at December 31, 2007 included 202,134 shares of Common Stock resulting from the assumed conversion of $9,940,000 principal amount of COGENT COMM CV 1% 6/15/27 (20.3355 shares of Common Stock for each $1,000 principal amount of debenture). The ownership of one investment company, Fidelity Export & Multinational Fund, amounted to 2,657,356 shares of the Common Stock outstanding. Fidelity Export & Multinational Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. The ownership of one investment company, Fidelity Mid Cap Stock

  Fund, amounted to 3,400,000 shares of the Common Stock outstanding. Fidelity Mid Cap Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 7,013,217 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G filed with the SEC on February 14, 2008.

(2)
The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley. The securities are beneficially owned by certain operating units of Morgan Stanley and its subsidiaries and affiliates. Securities, if any, beneficially owned by any operating units of Morgan Stanley whose ownership of securities is disaggregated from that of the Morgan Stanley reporting units are not included. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G filed with the SEC on February 14, 2008.

(3)
T. Rowe Price Associates, Inc. has dispositive power over 4,011,549 shares of common stock but has sole voting power over only 245,769 of such shares. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G filed with the SEC on February 13, 2008.

(4)
Columbia Wanger Asset Management, L.P. is the record owner of 3,404,800 shares of common stock and shares voting power over and additional 349,700 shares of common stock with Columbia Acorn Trust. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G filed with the SEC on January 22, 2008.

(5)
Shumway Capital Partners LLC shares voting and dispositive power with Chris W. Shumway over 3,191,713 shares of our common stock. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G filed with the SEC on December 10, 2007.

(6)
PBK Holdings is the general partner of partnerships that are record owners of the stock. PBK, Philop B. Korsant, and ZBI Equities LLC may be deemed to beneficially own the stock as result of the direct or indirect power to vote or dispose of such stock. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G filed with the SEC on February 19, 2008.

(7)
Tremblant Capital Group has sole voting and dispositive power over 2,683,406 shares of our common stock. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G filed with the SEC on February 14, 2008.

(8)
Includes 745,410 shares of common stock, 738,660 of which are owned directly by Mr. Schaeffer and 6,750 shares of which are held by the Schaeffer Descendant's Trust. Mr. Schaeffer disclaims beneficial ownership of the shares held by the trust. Also includes fully vested options for 576,930 shares of common stock, 20,000 shares of restricted stock that will vest by March 31, 2008, and 360,000 shares of restricted stock that may be voted but do not begin vesting until January 1, 2009.

(9)
Mr. Brooks owns 18,750 shares directly. The remaining shares are held by entities affiliated with BCP Capital, of which Mr. Brooks is Managing Director, including: (a) BCI Holdings LP, (b) Broadview Holdings LLP, (c) Broadview BCPSBS Fund, (d) BCP Associates Fund LLC (previously known as Broadview Capital Partners Affiliates Fund LLC), (e) BCP General LLC (previously known as Broadview Capital Partners Management LLC), and (f) BCP Capital QPF, L.P. (previously known as Broadview Capital Partners Qualified Purchaser Fund L.P.). Mr. Brooks disclaims beneficial ownership of such shares.

(10)
Consists of vested common stock and options and common stock and options that will vest by March 31, 2008.

(11)
Consists of Dave Schaeffer, Erel Margalit, Timothy Weingarten, Steven Brooks, Richard T. Liebhaber, D. Blake Bath, Lewis Ferguson, R. Reed Harrison, Robert Beury, Jeffrey Karnes, Mark Schleifer, Thaddeus Weed, R. Brad Kummer, and Timothy O'Neill.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

        We have employment agreements with certain of our named executive officers as described in "Employment Agreements and Other Potential Post-Employment Payments."

Our Headquarters Lease

        We lease office space in Washington, D.C. from a partnership of which our Chairman and Chief Executive Officer, Dave Schaeffer, is the general partner. In 2007 we paid rent including pro-rated utility costs and real estate taxes for this space of approximately $600,000; the lease expires August 31, 2010. We believe that this lease agreement is on terms at least as favorable to us as could have been obtained from an unaffiliated third party.

Transactions with One Communications, Hibernia Atlantic, and Pacwest

        We purchase local circuit connections from One Communications and Pacwest and obtain transatlantic circuits from Hibernia Atlantic. Kenneth Peterson (who owned until March 23, 2007 4% of our common stock and was until April 30, 2007 a director), has a substantial interest in each of these companies. Mr. Peterson owns 50% of One Communications, 100% of Hibernia Atlantic, and has substantial debt and preferred stock ownership of Pacwest. One Communications was formed during 2006 when CTC Communications (owned by Mr. Peterson), Choice One Communications, and Conversent merged. In 2007 we paid the three companies in which Mr. Peterson has an interest approximately $1.1 million for the circuits they provided to us. Each circuit was acquired after we considered alternative suppliers and we believe that the terms under which these circuits were acquired are at least as advantageous to us as those we could received from an unaffiliated party. None of the circuits has a term of service in excess of 12 months. These companies purchased approximately $60,000 in services from us in 2007.

Payment of expenses of LNG Holdings

        During 2007 we paid to various law firms and accounting firms approximately $34,000 to provide services to LNG Holdings, which is 90% owned by a company that is owned by our CEO, David Schaeffer. We made these payments because LNG had no funds with which to make the payments necessary to defend itself in a lawsuit and to fulfill its legal and accounting obligations. We acquired our French, Spanish, and certain other European operations from LNG in 2004. Because of this relationship we deemed it beneficial to make certain that these legal and accounting services were provided in order to complete the separation of the subsidiaries from LNG as they have been integrated into our corporate structure. We received reimbursement in 2007 of approximately $100,000 that we paid for such professional fees for LNG in 2006.

Transactions with JDSU

        During 2007 we paid JDS Uniphase approximately $200,000 for maintenance and purchase of optical test equipment. Our director, Richard Liebhaber, is a member of the board of directors of JDSU.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its records and other information, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers for 2007 were timely met with the exception of a one late Form 4 filed by Mr. Karnes on May 18, 2007 for a single sale transaction that occurred on May 15, 2007.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2007. In making this appointment, the Audit Committee considered whether the audit and non-audit services Ernst & Young LLP provides are compatible with maintaining the independence of our outside auditors. The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained. The policy requires an individual review by the committee in advance of each service to be provided by Ernst & Young LLP.

        Representatives of Ernst & Young LLP will not be present at the Annual Meeting but are expected to be available by telephone should there be questions that need to be addressed by them.

Fees and Services of Ernst & Young LLP

        The following table summarizes fees billed to us by Ernst & Young LLP for fiscal years 2006 and 2007; all services were pre-approved by the Audit Committee:

	Fees
Service
	2006	2007
Audit Fees (1)	$1,385,000	$1,176,000
Audit-Related Fees	—	—
Tax Fees (2)	148,000	237,000

Total	$1,533,000	$1,413,000

(1)
Fees for audit services include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, direct out-of-pocket expenses, and fees related to registration statements.

(2)
Tax fees included tax compliance, tax advice and tax planning.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended for inclusion in the Company's Proxy Statement for the annual meeting of Stockholders in 2008 must have been received by Ried Zulager, Secretary, Cogent Communications Group, Inc., 1015 31st Street NW, Washington, D.C. 20007, by January 31, 2008.

        The Company's Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing during the period 120 to 90 days before the first anniversary of the date of the preceding year's annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 120 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. These stockholder notices must set forth certain information specified in the Company's Bylaws.

OTHER MATTERS

        The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        A copy of the Company's 2007 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended December 31, 2007 on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Cogent Communications Group, Inc., Attn: Investor Relations, 1015 31st Street, Washington, D.C. 20007. Stockholders may also obtain a copy of the Form 10-K by accessing the Company's website at www.cogentco.com.

By Order of the Board of Directors

Ried Zulager, Secretary

Washington, D.C.
March 11, 2008

REVOCABLE PROXY
COGENT COMMUNICATIONS GROUP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
APRIL 17, 2008 AT 9:00 A.M.

         The undersigned holder of common stock, par value $0.001, of Cogent Communications Group, Inc. (the "Company") hereby appoints Robert N. Beury and Ried Zulager, or either of them, as proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 17, 2008 at 9:00 a.m. local time, at the Company's offices at 1015 31st Street, NW, Washington, D.C. 20007, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above Co-holder (if any) sign above

1.	PROPOSAL—Election of Directors	For ☐	Withhold Authority ☐	For All Except ☐
Nominees: Dave Schaeffer, Steven Brooks, Lewis H. Ferguson, III., Erel N. Margalit, Timothy Weingarten, Richard T. Liebhaber and D. Blake Bath.
(INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name(s) in the space provided below.)

2.	PROPOSAL—To ratify the appointment of Ernst & Young, LLP as the Company's Independent registered public accountants for the fiscal year ending December 31, 2008.	For ☐	Against ☐	Abstain ☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

         The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the proposals are fully explained.

Detach above card, sign, date and mail in postage paid envelope provided.
COGENT COMMUNICATIONS GROUP, INC.

         Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

COGENT COMMUNICATIONS GROUP, INC.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held at 9:00 a.m., April 17, 2008

The proxy statement and annual report to shareholders (Form 10-K) are available at: http://www.cogentco.com/Reports

The materials available at the website are the proxy statement and annual report to shareholders (Form 10-K).

The annual shareholder meeting will be held at 9:00 a.m. on April 17, 2008 at Cogent's offices at 1015 31st Street, NW, Washington, D.C. 20007. The matters to be covered are noted below:

  1.
  Election of Directors;

  2.
  Ratification of Appointment of Ernst & Young LLP as Independent registered public accountants for the fiscal year ending December 31, 2008;

  3.
  Other matters as may properly come before the meeting.

The Board of Directors of Cogent recommends voting FOR Proposal 1—Election of Directors and Proposal 2—Ratification of Appointment of Ernst & Young LLP as Independent registered public accountants for the fiscal year ending December 31, 2008.

         You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON April 17, 2008
COGENT COMMUNICATIONS GROUP, INC. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held at 9:00 a.m., April 17, 2008
PROXY STATEMENT
VOTING SECURITIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accountants
THE BOARD OF DIRECTORS AND COMMITTEES
Audit Committee Report
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants and Stock Awards in Fiscal 2007
Grants of Plan Based Awards
Outstanding Equity Awards at Fiscal Year End
Option Exercises and Stock Vested Value
Employment Agreements and Other Potential Post-Employment Payments
Director Compensation
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER MATTERS
REVOCABLE PROXY COGENT COMMUNICATIONS GROUP, INC.
COGENT COMMUNICATIONS GROUP, INC. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held at 9:00 a.m., April 17, 2008